EXHIBIT 10.4
                                     FORM OF
                                 PROMISSORY NOTE

Principal amount $250,000.00                                 Date: July 22, 2002

     FOR VALUE RECEIVED, the undersigned TURBINE TRUCK ENGINES, INC. (TTE), hereby promises to pay to the order of ALPHA ENGINES CORPORATION (Alpha) the.
sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00), with interest thereon at the rate of 2 % per annum on or before July 22, 2003.

     This note shall at the option of any holder thereof be immediately due and payable by TTE upon the occurrence of any of the following: 1) TTE receives proceeds from the sale of the Regulation D, Rule 506 Stock Offering; 2) TTE receives proceeds from the sale of its Public Stock Offering; 3) TTE receives proceeds from the sale of any Sub-Licensee of the "Detonation Cycle Gas Turbine
Engine Technology", that is permitted by the Patent License Agreement from
Alpha; 4) TTE receives proceeds from a Licensed Subsidiary Corporation; 5) TTE receives proceeds from a Licensed Joint Venture; 6) Breach of any condition of the Patent License.

 Agreement between Alpha and TTE.
     The interest of TTE as Licensee under the Patent License Agreement based on
U.S. Patent No. 6,000,214 for the "Detonation Cycle Gas Turbine Engine
Technology" is the "Sole Collateral" granted as security for this note. The
Patent License shall be terminated and of no further effect on failure of payment due on this note not made within 10 days of the date of any one of the above transactions. Payment hereunder shall be made to such address as may from time to time be designated by any holder.
     The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this 'note shall be fully paid and waive demand presentment and protest and all notices hereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder

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 Promissory Note: July 22, 2002
 Payable to: Alpha Engines Corporation

hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Florida.

Witnessed:                                TURBINE TRUCK ENGINES, INC.

/s/_________________                      By:  /s/ Michael Rouse
    Witness                                        Michael Rouse, Chairman & CEO

/s/________________                       By:  /s/ James A. Teters, Jr.
    Witness                                        James A. Teters, Jr., President & COO

/s/________________                       By:  /s/ Phyllis J. Rouse
    Witness                                        Phyllis J. Rouse, Secretary-Treasurer

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